                                                                     EXHIBIT 4.7


        YEAR 2003 PERFORMANCE CONTRACT WITH CHIEF GEOLOGICAL ENGINEER OF
                  PETROCHINA COMPANY LIMITED AND PRESIDENT OF
                     EXPLORATION AND DEVELOPMENT INSTITUTE


Offeree: Name: JIA, Chengzao                              Offeror: Name: CHEN, Geng         Term of the Contract: January 1, 2003 to
                                                                                                                  December 31, 2003
Title:   Chief Geological Engineer of PetroChina Company  Title:   President of PetroChina
         Limited ("PetroChina") and President of                                            Date of Execution: January 18, 2003
         Exploration and Development Institute
         ("Institute")





INDICES                 KEY PERFORMANCE INDICES            WEIGHT  MEASUREMENT      TARGET                    ACTUAL
                        (KPI)                                                                                 PERFORMANCE
------------------------------------------------------------------------------------------------------------------------------------
Profits Indices         Rate of return of the invested     20%     %                8.38
                        capital of PetroChina (ROIC)

                        Net income of PetroChina (NI)      20%     In thousand RMB  34,280
------------------------------------------------------------------------------------------------------------------------------------
Operating Indices       Performance rate of the oil        20%     %                100
                        and gas reserves control plan
                        ------------------------------------------------------------------------------------------------------------
                        Rate of reserves replacement       20%     %                102
------------------------------------------------------------------------------------------------------------------------------------
Operating Indices       Rate of excellent scientific       10%     %                75
                        projects of the Institute
                        after being inspected in
                        acceptance tests

                        Rate of scientific products        10%     %                80
                        which have been put into
                        application
------------------------------------------------------------------------------------------------------------------------------------


Signature of Offeree: /s/ JIA CHENGZAO     Signature of Offeror: /s/ CHEN GENG
                      ------------------                         ---------------